Exhibit 99
For immediate release	For information contact:
F. Barry Bilson
(410) 539-0000
www.leggmason.com

LEGG MASON ANNOUNCES DECEMBER QUARTER OPERATING RESULTS

Net Income of $760.3 million, or $5.80 per diluted share, includes $643 million gain as well as compensation costs related to Citigroup transaction

Assets Under Management $850.8 billion

Baltimore, MD - February 1, 2006 - Legg Mason, Inc. (NYSE: LM) today reported its operating results for the quarter ended December 31, 2005, which included results associated with the firm's strategic transaction with Citigroup, which closed on December 1st, and the acquisition of Permal, which closed on November 3rd.

Net income for the quarter, which totaled $760.3 million, included a $643.4 million after-tax gain on the sale of the firm's brokerage and capital markets operations as well as $16.1 million of income (net of tax) from such discontinued operations. Income from continuing operations, which totaled $100.8 million, up 28% from $79.0 million a year ago, included $24.6 million of transaction-related compensation costs (net of tax) related to the Citigroup transaction.

Net income per diluted share for the quarter totaled $5.80, including $4.91 from the gain on sale of our discontinued brokerage and capital markets businesses, $0.12 of income from those discontinued operations, and $0.77 of income from continuing operations, up 12% from $0.69 in the prior year quarter, on a 13% increase in the weighted average number of diluted shares outstanding, and up 3% from the September quarter, on a 6% increase in the weighted average number of diluted shares outstanding.

Assets under management aggregated $850.8 billion, of which $430.7 billion is attributable to Legg Mason's "legacy" managers, $400.8 billion is attributable to Citigroup Asset Management and $19.3 billion from Permal.

Commenting on the results, Raymond A. "Chip" Mason, chairman and CEO, said:

"December was clearly a landmark quarter for Legg Mason. The acquisitions of the Citigroup Asset Management and Permal businesses enabled us to virtually double our assets under management while substantially increasing our global footprint. In fact, our assets managed for non-US clients now exceed $265 billion, or 31% of our total assets under management. As a result, we are now a much larger and broader, pure asset management company. The divestiture of our brokerage business, while certainly difficult on a personal level, enables us to focus solely on making Legg Mason, now one of the largest asset managers in the world, hopefully one of the most highly regarded asset managers in the world.

"I am both pleased by the results of our "legacy" Legg Mason asset management business this quarter and encouraged by the prospects of the Citigroup Asset Management and Permal businesses we have acquired.

"We recognize that many things make it difficult to make apples-to-apples comparisons of our December 2005 results to our results in prior quarters. Our operating results in this quarter include two months of results from Permal, two months of results from our discontinued brokerage operations, and just one month of results from Citigroup Asset Management. The quarter also recognizes our

LEGG MASON, INC.
News Release - February 1, 2006

capital gain and related tax bill from the sale of our brokerage business, as well as certain transaction-related compensation costs, including certain retention costs related to the next six months' transition period. Yet minimal cost savings or other benefits that we expect from the consolidation and rationalization of our businesses are reflected in this quarter's results."

Results from Continuing Operations for the Quarter

The firm's operating revenues from continuing operations in the quarter ended December 31, 2005 were $689.0 million, up 68% from $410.9 million in the December 2004 quarter, and up 48% from $466.4 million in the September 2005 quarter, with the majority of the increases attributable to our two acquired businesses. Investment advisory fee revenues from separate accounts were $285.6 million, up 30% year-over-year and up 14% sequentially. Investment advisory fees from our proprietary funds were $281.7 million, up 136% year-over-year and up 105% sequentially.

Performance fee revenues included in the above totaled $27.7 million, up from $18.8 million in the year ago quarter, with the majority of the increase attributable to performance fees earned by Permal.

Distribution and service fee revenues totaled $114.9 million, up 72% since the December 2004 quarter and up 58% since the September 2005 quarter. Other revenues, which totaled $6.8 million, were up 23% year-over-year and up 54% sequentially.

The growth in our revenues that is not attributable to the acquisitions of Citigroup Asset Management and Permal was primarily a result of increases in the assets under management of our "legacy" managers over the last year and quarter, with Western Asset's increases being particularly strong in dollar terms, followed by Legg Mason Capital Management and Brandywine. The December 31, 2004 acquisition of Legg Mason Investment Counsel also contributed to the increase.

Income from continuing operations was $100.8 million, up 28% from the year ago quarter and up 9% from the September 2005 quarter. Diluted earnings per share from continuing operations totaled $0.77, up 12% from the year ago quarter on a 13% increase in the weighted average of diluted shares outstanding, and up 3% from the September quarter on a 6% increase in the weighted average of diluted shares outstanding.

Legg Mason's operating income margin was 22.4%, down from 30.4% year-over-year and 29.7% sequentially, and our pre-tax profit margin from continuing operations was 24.5%, down from 30.5% year-over-year and 31.7% sequentially; the current quarter's lower margins are primarily the result of the $40.0 million in transaction-related compensation charges we took in the quarter.

The firm's effective tax rate on continuing operations was 38.5% in the current quarter versus 36.9% a year ago and 37.6% in September.

As of December 31, 2005, Legg Mason's stockholders' equity was $5.6 billion, up from $2.2 billion a year ago. The firm had 125.2 million shares outstanding1 as of December 31, 2005, up from 108.5 million shares a year ago, and 131.1 million weighted average diluted shares for the quarter, up from 116.4 million shares for the year ago quarter. Long-term debt increased to $1.2 billion from $0.8 billion at March 31, 2005.

Assets Under Management

Assets under management as of December 31, 2005 aggregated $850.8 billion, an increase of $488.8 billion, or 135%, from $362.0 billion a year ago. Legg Mason's "legacy" asset managers contributed $430.7 billion to the current total; their net client cash flows during the 12-month period totaled $61.8 billion. Citigroup Asset

______________________________
1 Excludes the 13,346,632 shares of Legg Mason common stock issuable upon conversion and sale of the Legg Mason non-voting convertible preferred stock issued in connection with the Citigroup transaction.

LEGG MASON, INC.
News Release - February 1, 2006

Management contributed $400.8 billion of the increase and Permal, $19.3 billion, while $4.6 billion of assets under management attributable to our brokerage operations was transferred to Citigroup as part of our disposition of this business.

In the last three months, assets under management increased by $432.3 billion, or 103%, from $418.5 billion as of September 30, 2005. The net client cash flows of our "legacy" asset managers during the quarter totaled $11.8 billion. As indicated above, Citigroup Asset Management contributed $400.82 billion of the increase and Permal, $19.33 billion, while $4.6 billion of assets under management attributable to our brokerage operations4 was transferred to Citigroup as part of our disposition of this business.

Excluding any contribution from Citigroup Asset Management or Permal, the largest dollar increases in assets under management over the last year and quarter were at Western Asset, whose managed assets were up 27% over the last 12 months and up 4% during the quarter, and Legg Mason Capital Management, whose assets were up 23% and 9%, respectively. Brandywine had the largest percentage increases in assets under management, having grown by 42% over the last year and 18% during the December quarter.

At quarter end, our fixed income assets aggregated $542.5 billion, or 64% of our total assets under management, and our equity assets totaled $308.3 billion, or 36%. Our Institutional asset management division was responsible for $425.3 billion, or 50% of our total managed assets, while our Mutual Funds/Managed Services division was responsible for $362.6 billion, or 43%, and Wealth Management was responsible for $62.9 billion, or 7%. Citigroup Asset Management's fixed income and international equity separate accounts are included in our Institutional division, while its US equity separate accounts and all mutual fund assets are included in our Mutual Funds/Managed Services division. Permal's assets under management are included in our Wealth Management division.

As of December 31, 2005, our assets under management from non-US domiciled clients aggregated $267.8 billion, or 31% of our total assets under management.

Results of Continuing Operations Fiscal Year to Date

For the nine months ended December 31, 2005, Legg Mason's operating revenues from continuing operations totaled $1.6 billion, up 41% from $1.1 billion in the prior year period. Investment advisory fees from separate accounts were up 32% to $773.3 million; investment advisory fees from our proprietary funds were up 61%, to $545.6 million; distribution and service fees were up 35%, to $257.2 million; and other revenues were down 13%, to $17.0 million.

Net income and diluted earnings per share for the period were $994.1 million and $7.95 per share, respectively, including a $643.4 million ($5.13 per share) after-tax gain on the sale of our discontinued operations and also $68.6 million ($0.55 per share) in income from discontinued operations (net of tax). Income from continuing operations for the 9-month period was $282.1 million, up 35% from a year ago, or $2.27 per diluted share, up 23% from a year ago on an 8% increase in the weighted average of diluted shares outstanding.

Dividend Announcements

Legg Mason also announced that its Board of Directors has declared a regular quarterly cash dividend on its common stock in the amount of $0.18 per share, payable April 10, 2006 to shareholders of record at the close of

_____________________________
2 Includes $408.6 billion of assets acquired plus $1.4 billion of market appreciation and $9.2 billion of net outflows in the one month since acquisition.
3 Includes $17.5 billion of assets acquired plus $1.1 billion of net flows and $0.7 billion of market appreciation in the two months since acquisition. Excludes $2.0 billion of cross-investments and $2.7 billion of assets managed for Haussmann Holdings, N.V. at December 31, 2005, as previously disclosed.
4 Such assets totaled $4.0 billion as of December 31, 2004 and $4.6 billion as of September 30, 2005.

LEGG MASON, INC.
News Release - February 1, 2006

business on March 9, 2006; and a regular quarterly cash dividend on its non-voting convertible preferred stock, which was issued in the Citigroup transaction and which is convertible upon sale into 13,346,632 shares of Legg Mason common stock, in an amount equivalent to $0.18 per converted common share.

Conference Call to Discuss Results

A conference call to discuss the Company's results, hosted by Mr. Mason, will be held at 10:00 a.m. EST today. The call will be open to the general public. Interested participants should access the call by dialing 1-866-244-4616 (or 1-703-639-1175 for international calls) at least 10 minutes prior to the scheduled start in order to ensure connection.

A replay or transcript of the live broadcast will be available on the Legg Mason website, in the Investor Relations section, or by dialing 1-888-266-2081 (or 1-703-925-2533 for international calls), access Pin Number 844412, after the completion of the call.

Legg Mason, Inc. is a global asset management firm, structured as a holding company. The firm is headquartered in Baltimore, Maryland and its common stock is listed on the New York Stock Exchange (symbol: LM).

This release contains forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see Legg Mason's Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and the Current Report on From 8-K dated December 20, 2005, which are accessible on the SEC's website at www.sec.gov and on Legg Mason's website at www.leggmason.com. Legg Mason's subsequent filings with the SEC are also accessible on these websites.

####

LEGG MASON, INC. News Release - February 1, 2006 Page 5

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollar amounts in thousands, except per share amounts)

	Quarters Ended			Period to Period Change

				December 2005 Compared to September 2005	December 2005 Compared to December 2004

	December 2005	September 2005	December 2004

Operating Revenues:
Investment advisory fees:
Separate accounts	$285,557	$251,513	$219,112	13.5%	30.3%
Funds	281,748	137,636	119,483	104.7	135.8
Distribution and service fees	114,881	72,817	66,737	57.8	72.1
Other	6,803	4,422	5,539	53.8	22.8

Total operating revenues	688,989	466,388	410,871	47.7	67.7

Operating Expenses:
Compensation and benefits	278,715	209,937	181,028	32.8	54.0
Transaction related compensation	39,982	-	-	n/m	n/m

Total compensation and benefits	318,697	209,937	181,028	51.8	76.0
Distribution and servicing	148,451	72,728	64,914	104.1	128.7
Communications and technology	22,420	14,721	11,219	52.3	99.8
Occupancy	13,002	8,016	7,084	62.2	83.5
Amortization of intangible assets	10,520	5,844	5,152	80.0	104.2
Other	21,666	16,573	16,630	30.7	30.3

Total operating expenses	534,756	327,819	286,027	63.1	87.0

Operating Income	154,233	138,569	124,844	11.3	23.5

Other Income (Expense)
Interest income	12,507	12,384	5,250	1.0	138.2
Interest expense	(12,825)	(10,567)	(11,194)	21.4	14.6
Other	14,740	7,321	6,421	101.3	129.6

Total other income (expense)	14,422	9,138	477	57.8	n/m

Income from Continuing Operations
before Income Tax Provision	168,655	147,707	125,321	14.2	34.6

Income tax provision	64,881	55,572	46,281	16.8	40.2

Income before Minority Interest	103,774	92,135	79,040	12.6	31.3

Minority interest, net of tax	(2,989)	-	-	n/m	n/m

Income from Continuing Operations	100,785	92,135	79,040	9.4	27.5

Income from discontinued operations, net of tax	16,076	28,901	33,670	(44.4)	(52.3)
Gain on sale of discontinuted operations, net of tax	643,442	-	-	n/m	n/m

Net income	$760,303	$121,036	$112,710	528.2	574.6

n/m - Not meaningful
[continued on next page]

LEGG MASON, INC. News Release - February 1, 2006 Page 6

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(continued)

	Quarters Ended			Period to Period Change

				December 2005 Compared to September 2005	December 2005 Compared to December 2004

	December 2005	September 2005	December 2004

Net income per common share:
Basic
Income from continuing operations	$0.83	$0.82	$0.77	1.2%	7.8%
Income from discontinued operations	0.13	0.26	0.33	(50.0)	(60.6)
Gain on sale of discontinued operations	5.27	-	-	n/m	n/m

	$6.23	$1.08	$1.10	476.9	466.4

Diluted
Income from continuing operations	$0.77	$0.75	$0.69	2.7	11.6
Income from discontinued operations	0.12	0.24	0.29	(50.0)	(58.6)
Gain on sale of discontinued operations	4.91	-	-	n/m	n/m

	$5.80	$0.99	$0.98	485.9	491.8

Weighted average number of common
shares outstanding:
Basic	121,999	111,682	102,771
Diluted	131,142	123,444	116,401

As a result of the sale of the subsidiaries that constituted Legg Mason's private client and capital markets businesses during the quarter ended December 31, 2005, Legg Mason issued 13.346632 shares of non-voting convertible preferred stock, which convert, upon transfer, into an aggregate of 13,346,632 shares of Legg Mason common stock. These non-voting convertible preferred shares are considered "participating securities" and therefore are included in the calculation of basic earnings per common share.

n/m - Not meaningful

LEGG MASON, INC. News Release - February 1, 2006 Page 7

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollar amounts in thousands, except per share amounts)

	For the Nine Months Ended		Period to

	December 2005	December 2004	Period Change

Operating Revenues:
Investment advisory fees:
Separate accounts	$773,284	$584,497	32.3%
Funds	545,580	339,091	60.9
Distribution and service fees	257,245	190,632	34.9
Other	16,954	19,494	(13.0)

Total operating revenues	1,593,063	1,133,714	40.5

Operating Expenses:
Compensation and benefits	680,434	480,258	41.7
Transaction related compensation	39,982	-	n/m

Total compensation and benefits	720,416	480,258	50.0
Distribution and servicing	290,025	183,897	57.7
Communications and technology	50,917	33,766	50.8
Occupancy	28,211	20,436	38.0
Amortization of intangible assets	22,209	15,426	44.0
Litigation award settlement	(8,150)	-	n/m
Other	56,387	52,982	6.4

Total operating expenses	1,160,015	786,765	47.4

Operating income	433,048	346,949	24.8

Other Income (Expense)
Interest income	34,211	12,543	172.7
Interest expense	(33,548)	(33,522)	0.1
Other	24,762	7,053	251.1

Total other income (expense)	25,425	(13,926)	282.6

Income from Continuing Operations
before Income Tax Provision	458,473	333,023	37.7

Income tax provision	173,424	123,623	40.3

Income before Minority Interest	285,049	209,400	36.1

Minority interest, net of tax	(2,989)	-	n/m

Income from Continuing Operations	282,060	209,400	34.7

Income from continuing operations, net of tax	68,612	81,386	(15.7)
Gain on sale of discontinued operations, net of tax	643,442	-	n/m

Net Income	$994,114	$290,786	241.9

n/m - Not meaningful

[continued on next page]

LEGG MASON, INC. News Release - February 1, 2006 Page 8

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(continued)

	For the Nine Months Ended		Period to

	December 2005	December 2004	Period Change

Net income per common share:
Basic
Income from continuing operations	$2.47	$2.05	20.5%
Income from discontinued operations	0.60	0.80	(25.0)
Gain on sale of discontinued operations	5.64	-	n/m

	$8.71	$2.85	205.6

Diluted
Income from continuing operations	$2.27	$1.84	23.4
Income from discontinued operations	0.55	0.71	(22.5)
Gain on sale of discontinued operations	5.13	-	n/m

	$7.95	$2.55	211.8

Weighted average number of common
shares outstanding:
Basic	114,181	102,087
Diluted	125,281	115,554

Book value per common share	$45.04	$19.94

As a result of the sale of the subsidiaries that constituted Legg Mason's private client and capital markets businesses during the quarter ended
December 31, 2005, Legg Mason issued 13.346632 shares of non-voting convertible preferred stock, which convert, upon transfer, into an aggregate of 13,346,632 shares of Legg Mason common stock. These non-voting convertible preferred shares are considered "participating securities" and therefore are included in the calculation of basic earnings per common share.

n/m - Not meaningful

LEGG MASON, INC. News Release - February 1, 2006 Page 9

LEGG MASON, INC. AND SUBSIDIARIES
OPERATING FINANCIAL RESULTS (000's)

	Quarters Ended

	December 2005	% of Total	September 2005	% of Total	December 2004	% of Total

Operating revenues by division:
Mutual Funds / Managed Services	$326,392	47.4	$203,525	43.6	$183,803	44.8
Institutional	196,216	28.5	170,233	36.5	137,314	33.4
Weath Management	165,921	24.1	91,732	19.7	89,661	21.8
Other	460	-	898	0.2	93	-

Total Operating Revenue	$688,989	100.0	$466,388	100.0	$410,871	100.0

	For the Nine Months Ended

	December 2005	% of Total	December 2004	% of Total

Operating revenues by division:
Mutual Funds / Managed Services	$720,408	45.2	$515,635	45.5
Institutional	522,160	32.8	378,125	33.4
Weath Management	348,991	21.9	239,330	21.1
Other	1,504	0.1	624	-

Total Operating Revenue	$1,593,063	100.0	$1,133,714	100.0

LEGG MASON, INC. News Release - February 1, 2006 Page 10

LEGG MASON, INC. AND SUBSIDIARIES
ASSETS UNDER MANAGEMENT
(Dollar amounts in billions)
(Unaudited)

	December 31				September 30

	2005	% of Total	2004	% of Total	2005	% of Total

By asset class:
Equity	$308.3	36.2%	$146.9	40.6%	$158.8	37.9%
Fixed Income	542.5	63.8%	215.1	59.4%	259.7	62.1%

Total	$850.8	100.0%	$362.0	100.0%	$418.5	100.0%

By division:
Wealth Management	$62.9	7.4%	$49.3	13.6%	$49.9	11.9%
Institutional	425.3	50.0%	241.1	66.6%	291.6	69.7%
Mutual Funds / Managed Services	362.6	42.6%	71.6	19.8%	77.0	18.4%

Total	$850.8	100.0%	$362.0	100.0%	$418.5	100.0%

COMPONENT CHANGES IN ASSETS UNDER MANAGEMENT
(Dollar amounts in billions)
(Unaudited)

	Three Months Ended			Nine Months Ended		Twelve Months Ended

	December 31,		September 30,	December 31,		December,
	2005	2004	2005	2005	2004	2005

Beginning of period	$418.5	$311.0	$399.2	$374.5	$286.2	$362.0
Net client cash flows	3.7	22.3	14.0	34.0	45.3	54.0
Market appreciation, net	7.1	22.5	6.2	21.7	24.3	14.2
Acquisitions (Dispositions), net	421.5	6.2	(0.9)	420.6	6.2	420.6

End of period	$850.8	$362.0	$418.5	$850.8	$362.0	$850.8

All periods presented have been restated to include certain previously excluded client assets, principally assets subadvised by unaffiliated parties and certain non-discretionary accounts. As a result, reported assets under management of our
"legacy" advisers increased by $2.0 billion, $1.9 billion and $1.5 billion at December 31, 2005, September 30, 2005 and December 31, 2004, respectively.